UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 5, 2024 (June 4, 2024)

Ambac Financial Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One World Trade Center	New York	NY	10007
(Address of principal executive offices)

(212)	658-7470
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	AMBC	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to

Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement
AAC Sale Transaction
AAC Sale Agreement
On June 4, 2024, Ambac Financial Group, Inc., a Delaware corporation (the “Company”) entered into a stock purchase agreement (the “AAC Sale Agreement”) with American Acorn Corporation, a Delaware corporation owned by funds managed by Oaktree Capital Management, L.P. (“Buyer”), pursuant to which, subject to the conditions set forth therein, the Company will sell all of the issued and outstanding shares of common stock, par value $2.50 per share, of Ambac Assurance Corporation, a Wisconsin stock insurance company and wholly-owned subsidiary of the Company (“AAC”), to Buyer for aggregate consideration of $420,000,000 in cash (the “AAC Transaction”). The description of the AAC Sale Agreement in this report is qualified in its entirety by reference to the full text of the AAC Sale Agreement, which will be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference herein.
Representations, Warranties and Covenants
The AAC Sale Agreement provides for, among other things, customary representations and warranties from each of the Company and Buyer, including a covenant of the Company, subject to certain exceptions, to conduct AAC’s and its subsidiaries’ businesses only in the ordinary course of business consistent with past practice until closing of the AAC Transaction. The Company and Buyer have each agreed to use its respective (i) reasonable best efforts to cause the AAC Transaction to be consummated as soon as practicable, including in connection with obtaining the Stockholder Approval (as defined below) and the approvals required to be obtained from any governmental authority that are necessary, proper or advisable to consummate the AAC Transactions and (ii) commercially reasonable efforts to obtain other third-party consents in connection with the AAC Transaction. Subject to certain limited exceptions, the representations, warranties, covenants and agreements in the AAC Sale Agreement do not survive the closing of the AAC Transaction.
The AAC Sale Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Buyer or AAC. The representations, warranties, covenants and agreements contained in the AAC Sale Agreement were made only for purposes of the AAC Sale Agreement, as of the specific dates therein, were solely for the benefit of the parties to the AAC Sale Agreement and the parties expressly identified as third-party beneficiaries thereto, as applicable (except as expressly provided therein), may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the AAC Sale Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the AAC Sale Agreement and should not rely on the representations, warranties, covenants and agreements therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the AAC Sale Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Shareholder Approval
The AAC Sale Agreement provides that the Company will seek the affirmative vote in favor of the AAC Transaction by the holders of a majority of the issued and outstanding shares Company Common Stock (as defined below) entitled to vote thereon (the “Stockholder Approval”). As promptly as reasonably practicable after the execution of the AAC Sale Agreement, the Company shall prepare a proxy statement and file it in preliminary form with the SEC, which proxy statement shall include the recommendation of the board of directors of the Company (the “Company Board”) that the AAC Transaction be approved by shareholders of the Company in accordance with the DGCL.
Non-Solicitation
Subject to certain exceptions, including compliance with the fiduciary duties of the Company Board, the Company agreed not to solicit alternative acquisition proposals, participate in any negotiations with any third party regarding alternative acquisition proposals or enter into any agreement providing for an alternative acquisition proposal.
Notwithstanding the foregoing, the AAC Sale Agreement also provides that, if prior to, but not after, the Stockholder Approval, the Company receives an alternative acquisition proposal from a third party that the Company Board determines in good faith that the alternative acquisition proposal is, or would reasonably be expected to lead to, a Superior Proposal (as defined in the AAC Sale Agreement), the Company may provide certain information to, and engage in negotiations and discussions with, such person making the alternative acquisition proposal.

Termination
The AAC Sale Agreement contains certain customary termination rights for each of the Company and Buyer, including, (i) by mutual written agreement, (ii) if the AAC Transaction has not been consummated on or before April 4, 2025 (the “End Date”), subject to certain extensions for 90 days, (iii) the other party is in breach of the AAC Sale Agreement in a manner that would result in a failure of an applicable closing condition and such breach cannot be cured or, if curable, has not been cured within 60 days after written notice to the other party of such breach or (iv) the Stockholder Approval is not received.
In addition, Buyer may terminate the AAC Sale Agreement if the Company changes its recommendation to the Company’s stockholders regarding the AAC Transaction.
Termination Fee
The Company would pay Buyer an amount equal to $22,000,000 (the “Termination Fee”) if all of the following occur: (i) the AAC Sale Agreement is terminated as a result of (a) not closing the AAC Transaction by the End Date, (b) failure to obtain the Stockholder Approval or (c) a Company breach of certain covenants that would cause closing conditions not to be satisfied, (ii) the Company has received an alternative acquisition proposal prior to termination of the AAC Sale Agreement and (iii) within 12 months after termination of the AAC Sale Agreement, the Company enters into a definitive agreement for an alternative acquisition. The Company would also pay Buyer the Termination Fee if the AAC Sale Agreement is terminated for (x) Company breach of certain covenants that would cause closing conditions not to be satisfied, (y) failure to obtain the Stockholder Approval at a time when Buyer could have terminated the AAC Sale Agreement for Company breach of certain covenants that would cause closing conditions not to be satisfied or (z) the Company changing its recommendation to the Company’s stockholders regarding the AAC Transaction.
In addition to the Termination Fee, the Company would pay Buyer up to $6,000,000 as a reimbursement of Buyer’s reasonably documented out-of-pocket fees and expenses incurred in connection with the AAC Transactions if (i) the AAC Sale Agreement is terminated as a result of not closing the AAC Transaction by the End Date or failure to obtain the Stockholder Approval, and the Termination Fee is payable, (ii) the AAC Sale Agreement is terminated as a result of a Company breach of certain covenants that would cause closing conditions not to be satisfied or (iii) the AAC Sale Agreement is terminated as a result of the Company changing its recommendation to the Company’s stockholders regarding the AAC Transaction.
Closing Conditions
The closing of the AAC Transaction is subject to customary closing conditions, including the receipt of specified regulatory approvals and the Shareholder Approval.
Warrant
At the closing of the AAC Transaction, the Company will issue to Buyer or its designee (the "Investor") a warrant (the “Warrant”) exercisable for a number of shares of common stock, par value $0.01, of the Company (the “Company Common Stock”) representing 9.9% of the fully diluted shares of the Company’s common stock as of March 31, 2024, pro forma for the issuance of the Warrant (the “Warrant Shares”). The Warrant will have an exercise price per share of $18.50 with a six and a half-year term from the date of issuance and will be immediately exercisable. The Warrant and the Warrant Shares will be issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"). The description of the Warrant in this report is qualified in its entirety by reference to the full text of the Warrant, the form of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Investor Rights Agreement
At the closing of the AAC Transaction, the Company will enter into an investor rights agreement (the “Investor Rights Agreement”) by and between the Company and the Investor. The Investor Rights Agreement provides for, among other things, (i) the grant to the Investor of the right to designate one director to the Company Board at any time following the date on which the Investor has exercised the Warrant for more than 50% of the maximum number of Warrant Shares issuable pursuant to the Warrant and the Investor, together with its affiliates, beneficially owns at least 4% of the outstanding Company Common Stock and until the date upon which the Investor no longer beneficially owns at least 50% of the maximum number of Warrant Shares issuable pursuant to the Warrant or the Investor, together with its affiliates, beneficially owns less than 3% of the outstanding Company Common Stock (each, a “Fallaway Event”), (ii) the grant of limited shelf registration rights related to the Warrant Shares, unless the Investor owns less than 25% of the Warrants and the Warrant Shares or after a Fallaway Event, the Warrant Shares are eligible to be sold by the Investor pursuant to Rule 144 under the Securities Act without any limitations as to volume or manner of sale and piggyback registration rights, (iii) a standstill restriction on the Investor that prohibits certain actions by the Investor without the prior written approval of the Company and (iv) confidentiality and indemnification obligations. The description of the Investor Rights Agreement in this report is qualified in its entirety by reference to the full text of the Investor

Rights Agreement, the form of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.
Beat Acquisition Transaction
Overview
On June 4, 2024, the Company, entered into a share purchase agreement (the “Beat Purchase Agreement”), by and among the Company, Cirrata V LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company (the “Purchaser”), certain sellers set forth therein (the “Sellers”) and Beat Capital Partners Limited (“Beat”), pursuant to which, and upon the terms and subject to the conditions set forth therein, the Purchaser will purchase from the Sellers approximately 60% of the entire issued share capital of Beat, for fixed consideration of £221,583,935 plus an amount of £22,500 per day from December 31, 2023 through the closing date, up to $40 million of which will be satisfied in Company Common Stock to certain Sellers and the remainder in cash (the “Beat Transaction”). Beat’s management team and Bain Capital Credit LP (“Bain” and, together with certain members of Beat’s management team, the “Rollover Shareholders”) will each retain approximately 20% of Beat’s issued share capital immediately after closing. The Company is guaranteeing the Purchaser’s performance under the Beat Purchase Agreement and the Shareholders’ Agreement (as defined below). The description of the Beat Purchase Agreement in this report is qualified in its entirety by reference to the full text of the Beat Purchase Agreement, which is attached as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated by reference herein.
Company Common Stock Consideration
The Company will issue Company Common Stock (the “Consideration Stock”) to the Continuing Sellers (as defined in the Beat Purchase Agreement) in partial satisfaction of the consideration, in an amount up to $40,000,000 divided by the volume weighted average price (“VWAP”) in USD for a share of Company Common Stock for the period comprising the 25 consecutive trading days prior to (but not including) the date of the announcement of the Beat Transaction; provided that the Continuing Sellers (set forth therein) will not receive, in aggregate, Consideration Stock amounting to more than 4.9% of the Company’s outstanding shares as of a date no later than five business days prior to closing. The Company will issue the Consideration Stock free and clear of any liens or restrictions (other than those arising under state and federal securities laws of the United States) and bearing a restrictive legend. The Consideration Stock has not been registered under the Securities Act in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act.
The Company intends to fund the cash portion of the consideration with a combination of available cash from the Company and AAC, and the proceeds from new indebtedness. The cash proceeds received from AAC will be repaid upon closing of the AAC Transaction.
Warranties and Covenants
The Purchaser and Sellers have each made customary warranties and covenants in the Beat Purchase Agreement, including covenants, subject to certain exceptions, to carry on its business as a going concern in the ordinary course during the interim period between the execution of the Beat Purchase Agreement and the closing of the Beat Transaction (the “Interim Period”). The Beat Purchase Agreement also contains customary covenants of both the Purchaser and Sellers, subject to certain exceptions, not to take certain actions during the Interim Period without the prior written consent of the other party (in certain cases, not to be unreasonably withheld, delayed or conditioned).
The Beat Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Purchaser, the Sellers or Beat. The representations, warranties, covenants and agreements contained in the Beat Purchase Agreement were made only for purposes of the Beat Purchase Agreement, as of the specific dates therein, were solely for the benefit of the parties to the Beat Purchase Agreement and the parties expressly identified as third-party beneficiaries thereto, as applicable (except as expressly provided therein), may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Beat Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Beat Purchase Agreement and should not rely on the representations, warranties, covenants and agreements therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Beat Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Termination
The Beat Purchase Agreement contains certain customary termination rights for each of the Purchaser and Sellers following any non-satisfaction of certain closing conditions, including, (i) by mutual written agreement and (ii) if the closing conditions for the Beat Transaction have not been consummated on or before the first business day falling four months after the date of the Beat Purchase Agreement, subject to certain exceptions.
Closing Conditions
The closing of the Beat Transaction is subject to certain closing conditions, including receipt of specified regulatory approvals or confirmation of no objection from the Council of Lloyds, Bermuda Monetary Authority and the Texas Department of Insurance, as applicable.
Beat Shareholders’ Agreement
At the closing of the Beat Transaction, the Company will enter into a Shareholders’ Agreement by and among the Company, the Purchaser, the Rollover Shareholders and Beat (the “Shareholders’ Agreement”).
The Shareholders’ Agreement provides for, among other things, the granting of (i) put options to each Rollover Shareholder to require the Purchaser to purchase from such Rollover Shareholder, the Relevant Shares (as defined in the Shareholders’ Agreement) (the “Put Option”), and (ii) call options to the Purchaser to purchase from each Rollover Shareholder, the Relevant Shares (the “Call Option”).
The Put Option will be exercisable for up to 25% of the Relevant Shares held by each Rollover Shareholder per year beginning on March 31, 2026 and thereafter on March 31 of each year so long as there are unexercised Put Options. To the extent a Rollover Shareholder continues to hold Relevant Shares as a result of not exercising or not fully exercising a Put Option prior to such date, then an additional Put Option will become exercisable and roll forward to the immediately following year each year that such Put Option was not exercised or not fully exercised. The Call Option will be exercisable, on a cumulative basis, for up to 25% of the Relevant Shares held by each Rollover Shareholder per year beginning on March 31, 2026 and thereafter on March 31 of each year so long as there are unexercised Call Options.
The exercise price of a Put Option or a Call Option will be calculated based on an adjusted EBITDA figure taking into account, among other things, the financial results of the most recently completed financial year of the Company ending December 31 and certain future projections.
At the completion of the sale and purchase of the Relevant Shares pursuant to the exercise of a Put Option or a Call Option, the Purchaser will pay the relevant Rollover Shareholder, at the Purchaser’s election, (i) by procuring the issue of Company Common Stock to the Rollover Shareholder at the VWAP of the Company Common Stock for the period comprising the 25 consecutive trading days prior to (but not including) the date of the closing of the option and (ii) the balance of such aggregate exercise price by payment in cash. The amount of Company Common Stock issued pursuant to the Put Option and Call Option, together with the Consideration Stock will not exceed 19.9% of the outstanding Company Common Stock as of the date of the Beat Purchase Agreement unless approved by the Company shareholders.
Following completion of the Beat Transaction, for so long as the Purchaser holds shares of Beat, the Purchaser shall have the right to appoint at least five directors (and in no event less than half of the directors) to the board of directors of Beat (the “Beat Board”). For so long as Bain holds (i) at least 25% of the shares of Beat that it held immediately post-closing, Bain shall have the right to appoint two directors to the Beat Board and (ii) less than 25% of the shares of Beat that it held immediately post-closing, Bain shall have the right to appoint one director to the Beat Board. In addition, for so long as the management shareholders (together) hold (a) at least 25% of the shares of Beat that they (together) held immediately post-closing, a majority of the management shareholders shall have the right to appoint two directors to the Beat Board and (b) less than 25% of the shares of Beat that they (together) held immediately post-closing and there is at least one management shareholder, a majority of the management shareholders shall have the right to appoint one director to the Beat Board.
The description of the Shareholders’ Agreement in this report is qualified in its entirety by reference to the full text of the Shareholders’ Agreement, the form which is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated by reference herein.
Commitment Letter
In connection with the Beat Transaction and concurrently with the entry into the Beat Purchase Agreement, the Purchaser entered into a debt commitment letter (the “Beat Commitment Letter”), pursuant to which UBS AG, Stamford Branch and UBS Securities LLC (the “Beat Commitment Parties”) have committed to provide to the Purchaser a term loan of up to $150,000,000 under a 364-day senior secured bridge facility. The obligations of the Beat Commitment Parties to provide debt financing under the Beat Commitment Letter are subject to certain customary conditions, including (i) no specified event of default having occurred and be continuing at the time of and immediately after the entry into the Beat Commitment Letter; (ii) no change of control having occurred; and (iii) the executed Beat Purchase Agreement in satisfactory form.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under “Beat Acquisition Transaction” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth under “AAC Sale Transaction – Warrant” relating to the issuance of the Warrant and the information under “Beat Transaction – Consideration” relating to the issuance of Consideration Stock is incorporated by reference in this Item 3.02.
Item 7.01. Regulation FD Disclosure.
On June 5, 2024, the Company issued a press release to announce the AAC Transaction, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
On June 5, 2024, the Company issued a press release to announce the Beat Transaction, a copy of which is attached as Exhibit 99.2 hereto and is incorporated herein by reference.
On June 5, 2024, the Company posted on its investor relations website at https://ambac.com/investor-relations/investor-overview/default.aspx an investor presentation, a copy of which is attached as Exhibit 99.3 hereto and is incorporated herein by reference.
On June 5, 2024, the Company made available communications to its employees, a copy of which is attached as Exhibit 99.4 hereto and is incorporated herein by reference.
The information furnished pursuant to this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.
Additional Information and Where to Find It
In connection with the AAC Transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE AAC TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE AAC TRANSACTION AND THE PARTIES TO THE AAC TRANSACTION. Investors and stockholders may obtain a copy of documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and stockholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at https://ambac.com/investor-relations.
Participants in the Solicitation
The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the AAC Transaction. Information about the directors and executive officers of the Company is set forth in its definitive proxy statement, which AFG filed with the SEC on April 26, 2024. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement and other relevant materials regarding the proposed transaction when they become available.
Forward-Looking Statements
In this report, there are statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements, include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report, the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the AAC Transaction Purchase Agreement and the Beat Transaction Purchase Agreement (each a “Transaction” and together, the “Transactions”); the outcome of any legal proceedings that may be instituted against the parties to the Transactions; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transactions), and the Company shareholder approval required in respect of the AAC Transaction or to satisfy any of the other conditions to the Transactions on a timely basis or at all; the possibility that either or both of the Transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Transactions; the ability of the parties to consummate one or both of the Transactions and the timing of each of the Transactions; and other factors that may affect future results of the Company. Furthermore, such forward-looking statements speak only as of the date of this report. Except as required by law, the parties undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to the parties, (ii) that the parties currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect the future results of the Company.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.    The following exhibit is filed as part of this Current Report on Form 8-K:
EXHIBIT INDEX

Exhibit
Number	Exhibit Description
2.2	Share Purchase Agreement, by and among Ambac Financial Group, Inc., Cirrata V LLC and the sellers set forth therein, dated as of June 4, 2024.*
4.1	Form of Warrant Agreement to be entered into at the closing of the AAC Transaction.
10.2	Form of Investor Rights Agreement to be entered into at the closing of the AAC Transaction.
10.4
Form of Shareholders’ Agreement by and among Ambac Financial Group, Inc., Cirrata V LLC, Beat Capital Partners Limited and the sellers set forth therein to be entered into at the closing of the Beat Transaction.

10.5	Commitment Letter dated June 4, 2024, by UBS AG, Stamford Branch and UBS Securities LLC to Cirrata V LLC.
99.1	Press Release dated June 5, 2024.
99.2	Press Release dated June 5, 2024.
99.3	Investor Presentation dated June 5, 2024.
99.4	Employee Communication dated June 5, 2024
101.INS	XBRL Instance Document - the instance document does not appear in the interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags or embedded within the Inline XBRL document
*    Certain schedules and other similar attachments to such agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of such omitted documents to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated:	June 5, 2024	By:	/s/ William J. White
William J. White
First Vice President, Secretary and Assistant General Counsel
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